CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 Nos. 333-90211) pertaining to Coca-Cola Enterprises Savings Plan for Organized Employees of Southern New England of our report dated June 25, 2009, with respect to the financial statements and supplemental schedules of the Coca-Cola Enterprises Savings Plan for Organized Employees of Southern New England included in this Annual Report (Form 11-K) for the year ended December 31, 2008.

/S/ BANKS, FINLEY, WHITE & CO.

June 25, 2009
College Park, Georgia